EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-3 (Nos. 333-85716, 333-85716-01, and 333-85716-02) of our report dated February 4, 2002 relating to the consolidated financial statements and financial statement schedule, which appears in the PPL Corporation Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Amendment No. 2 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, PA
June 21, 2002